SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                  May 27, 2003
                                 --------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                             Tech Laboratories, Inc
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                   New Jersey                                000-27592                       22-1436279
--------------------------------------------------       -------------------       --------------------------------
         (State or other jurisdiction of                    (Commission                   (I.R.S. Employee
         incorporation or organization)                      File No.)                      I.D. Number)

               955 Belmont Avenue                                                               07508
            North Haledon, New Jersey
--------------------------------------------------                                 --------------------------------
     (Address of principal executive offices                                                 (Zip Code)



                                 (973) 427-5333
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

         Tech Laboratories, Inc. (the "Company") received a notice of non-payment and default ("Notice of Non-payment and Default") on May 27, 2003 from two holders of its 6.5% convertible notes issued on October 13, 2000 (the "Notes"). The Notice of Non-payment and Default states that the maturity date of the Notes was October 13, 2002; that the Company is in default under the terms of the Notes and the subscription agreement entered into by and between the Company and the Noteholders (the "Subscription Agreement"); that $380,000 of principal is presently outstanding and owed to each of the two Noteholders; that in accordance with the terms of the Subscription Agreement, $129,700 of liquidated damages will be owed to each of the two Noteholders as of May 31, 2003; and that $32,499 of interest is due and owed to each of the two Noteholders.

         The Notice of Non-payment and Default demands that payment be made on or before June 7, 2003 of $542,199 to each of the two Noteholders.

         The Noteholders and the Company are presently in negotiations to cure this default.

(c) EXHIBITS.

         99.1     Notice of Non-payment and Default dated May 27, 2003.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 Tech Laboratories, Inc.

Date:  June 11, 2003
                                                 By:/s/ Bernard M. Ciongoli
                                                 -----------------------------
                                                 Bernard M. Ciongoli, President